Exhibit 99.1

CORONADO BIOSCIENCES SECURES $15 MILLION LOAN FACILITY FROM HERCULES TECHNOLOGY GROWTH CAPITAL

Burlington, MA – August 29, 2012 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today it has entered into a $15.0 million secured loan facility, fully funded at closing, with Hercules Technology Growth Capital, Inc. (NYSE: HTGC), a leader in customized debt financing for companies in life sciences and technology-related markets.

“The proceeds of this loan facility provide Coronado with additional capital to support our clinical development programs for TSO and CNDO-109,” said Dr. Bobby W. Sandage, Jr., Coronado’s President and CEO. “Our primary focus remains on our phase 2 study of TSO in patients with moderately to severely active Crohn’s disease and we expect to have topline data from this study in the second half of 2013. In addition, our development strategy includes supporting investigator-initiated studies as well as conducting pilot clinical trials evaluating TSO in a broad range of other autoimmune indications, and we are on schedule to start screening patients for the phase 1/2 trial of CNDO-109 in acute myeloid leukemia before the end of this year.”

The loan is repayable in installments over forty-two months, including an initial interest-only period of twelve months after closing. Subsequently, the principal, together with interest, will be repaid over the following 30 months. Pursuant to the loan agreement, Coronado issued Hercules a warrant to purchase 73,009 shares of Coronado common stock at an exercise price of $5.65 per share. Further information with respect to the loan agreement with Hercules is contained in a Current Report on Form 8-K to be filed by Coronado with the Securities and Exchange Commission.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML) and solid tumors. For more information, please visit www.coronadobiosciences.com.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital (NYSE: HTGC) is a specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and select lower middle market technology companies at all stages of development. Since inception, Hercules has committed more than $2.9 billion to over 211 companies and is the lender of choice for entrepreneurs, venture capital and private equity firms seeking ideal, customized growth capital financing at all stages of a company’s development to accelerate business growth and reach the next critical milestone. For more information please visit info@htgc.com, or call 650-289-3060.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated risks relating to the results of research and development activities, uncertainties relating to preclinical and clinical testing, financing and strategic agreements and relationships, the early stage of products under development, our need for substantial additional funds, government regulation, patent and intellectual property matters; our dependence on third party suppliers and competition, as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-238-6619; ir@coronadobio.com

or

Tricia Swanson, Associate

The Trout Group, LLC.

646-378-2953; tswanson@troutgroup.com